Exhibit 10.6

DATED THE          DAY OF                     , 2007

THE PERSONS NAMED IN PART A OF SCHEDULE 1

(as Vendors)

and

THE PERSONS NAMED IN PART B OF SCHEDULE 1

(as Noteholders)

and

THE PERSONS NAMED IN PART C OF SCHEDULE 1

(as Covenantors)

and

GUSHAN ENVIRONMENTAL ENERGY LIMITED

(as Purchaser)

and

CARLING TECHNOLOGY LIMITED

A G R E E M E N T

for the sale and purchase

of shares and transfer of convertible notes

in Carling Technology Limited

SIDLEY AUSTIN

39th Floor, Two International Finance Centre

8 Finance Street

Central, Hong Kong

Tel: (852) 2509 7888

Fax: (852) 2509 3110

Website: www.sidley.com

(Ref: CHC/PLAM/36651-10020)

THIS AGREEMENT is made on the                  day of                 , 2007

BETWEEN:

(1)	THE PERSONS NAMED IN PART A OF SCHEDULE 1 (collectively referred to as the “Vendors”);

(2)	THE PERSONS NAMED IN PART B OF SCHEDULE 1 (collectively referred to as the “Noteholders”);

(3)	THE PERSONS NAMED IN PART C OF SCHEDULE 1 (collectively referred to as the “Covenantors”);

(4)	GUSHAN ENVIRONMENTAL ENERGY LIMITED, a company incorporated in the Cayman Islands, whose registered office is at Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman, KY1-1111, Cayman Islands (the “Purchaser”); and

(5)	CARLING TECHNOLOGY LIMITED, a company in the British Virgin Islands, whose registered office is at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (the “Company” or “Carling Technology”).

WHEREAS :

(A)	The Company has an authorised share capital of US$50,000.00 divided into 50,000 ordinary shares of US$1.00 each, of which 12,382 ordinary shares of US$1.00 each have been issued and are fully paid up or credited as fully paid up. Further particulars of the Company and its subsidiaries are set out in Part A of Schedule 4 hereof.

(B)	The Vendors are the legal and beneficial owners of the number of Sale Shares (as defined below) set out opposite their respective names in column 2 of Schedule 2 hereof.

(C)	The Noteholders are the registered holders of the Convertible Notes (as defined below), particulars of which are set out in Schedule 3.

(D)	The Purchaser, a limited liability company incorporated in the Cayman Islands, has proposed to apply for the listing of, and permission to deal in, among others, ADSs representing its Shares on the Stock Exchange (as defined below) (the “Listing”) and in preparation for the Listing, the companies comprising the Group, shall undergo a reorganisation whereby the Company shall become a wholly-owned subsidiary of the Purchaser.

(E)	Pursuant to the reorganisation as aforesaid, the Vendors have agreed to sell, and the Purchaser has agreed to purchase, the Sale Shares on the terms and conditions hereinafter appearing. The Noteholders have agreed to transfer, and the Purchaser has agreed to acquire, the Convertible Notes on the terms and conditions hereinafter appearing.

AND NOW IT IS HEREBY AGREED as follows :-

1.	DEFINITIONS AND INTERPRETATION

1.1	In this Agreement (including the Recitals), unless otherwise expressed or required by the context, the following expressions shall have the respective meanings set out opposite thereto :-

Expression	Meaning

“Accounts”	the audited financial statements of the Group for each of the three years ended on the Accounts Date, and the financial statements for the Company for each of the three years ended on the Accounts Date or from their respective dates of incorporation where this is a shorter period, which the Auditors have been instructed to prepare and are in the course of preparing;

“Accounts Date”	31 December 2006;

“ADSs”	means American Depositary Shares;

“Auditors”	KPMG;

“Blue Ridge”	Blue Ridge China Partners, L.P., an exempted limited partnership established in the Cayman Islands

“Business Day”	a day on which banks are open for business in Hong Kong throughout their normal business hours (other than Saturday);

“Companies Act”	the Companies Law, Chapter 22 (Law 3 of 1961, as consolidated and revised) of the Cayman Islands;

“Companies Ordinance”	the Companies Ordinance (Chapter 32 of the Laws of Hong Kong);

“Completion”	completion of this Agreement in accordance with Clause 4 hereof;

“Completion Date”	the date of this Agreement (or such other date as may be agreed by the parties hereto in writing);

“Consideration Shares”	an aggregate of 12,381 Shares to be allotted and issued credited as fully paid to the Vendors or their nominee(s) in such numbers as set out opposite their respective names in column 3 of Schedule 2 hereof as part of the consideration for the acquisition of the Sale Shares;

“Convertible Notes”	Dewan Note, KTB/UCI-CV (I) Note, TGPIP(III) Note and UCI-CV (III) Note;

“Corporate Reorganisation”	the reorganisation of the Group in preparation for the Listing;

“Dewan Listco Note”	the convertible note in the principal amount of US$100,000 to be issued by the Purchaser to Mr. Dewan;

“Dewan Note”	the convertible note in the principal amount of US$100,000 issued by Carling Technology to Feroz Dewan on 23 February 2006;

“Directors”	directors of the Company, as the case may be;

“Disclosed”	disclosed in a full, fair and accurate manner in this Agreement, the Accounts and in the Prospectus;

“Form 8832”	Form 8832 issued by U.S. Department of Treasury Internal Revenue Service and substantially in the form attached hereto as Schedule 9.

“Governmental Approval”	any action, order, authorization, consent, approval, license, authorisation, qualification, lease, waiver, franchise, concession, agreement, ruling, permit, tariff, rate, certification, exemption of, filing or registration by or with, or report or notice to, any Governmental Authority;

“Governmental Authority”	any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including, without limitation, any government authority, agency, department, board, commission or instrumentality of the PRC (including without limitation, State Administration of Foreign Exchange of the PRC), U.S., Hong Kong, the Cayman Islands or any other applicable jurisdiction in the world or any political subdivision of any of the foregoing), or any tribunal or arbitrator(s) of competent jurisdiction, or any self-regulatory organization;

“Group”	the Company together with its subsidiaries or, where the context so requires, in respect of the period before the Company became the holding company of its present subsidiaries, the present subsidiaries of the Company;

“HK$”	Hong Kong dollars, the lawful currency of Hong Kong;

“Hong Kong”	the Hong Kong Special Administrative Region of the PRC;

“Intellectual Property Rights”	any intellectual property rights, and/or any patent, patent application, know-how, trade mark, trade mark application, service mark, service mark application, trade name, registered design, copyright, other intellectual property rights and/or domain names;

“Investors’ Rights Agreement”	the investors’ right agreement entered into between the Vendors, the Noteholders and the Company on 23 February 2006;

“KTB/UCI-CV(I)”	KTB/UCI China Ventures I Limited, a company incorporated in the British Virgin Islands;

“KTB/UCI-CV(I) Listco Note”	convertible note in the principal amount of US$2,000,000 to be issued by the Purchaser to KTB/UCI-CV(I);

“KTB/UCI-CV(I) Note”	convertible note in the principal amount of US$2,000,000 issued by Carling Technology to KTB/UCI-CV(I) on February 23, 2006;

“Listing Rules”	the rules of the Stock Exchange;

“Mr. Chandra”	Mr. Neeraj Chandra;

“Mr. Dewan”	Mr. Feroz Dewan;

“New Convertible Notes”	Dewan Listco Note, KTB/UCI-CV (I) Listco Note, TGPIP(III) Listco Note and UCI-CV(III) Listco Note in substantially the same terms as the Convertible Notes;

“New Investors’ Rights Agreement”	the investors’ rights agreement to be entered into between the parties hereto on the Completion Date in substantially the form set out in Schedule 8;

“Person”	means a natural person, corporation, association, partnership, or other legal entity;

“PRC”	the People’s Republic of China which, for the purpose of this Agreement, excludes Hong Kong, the Macau Special Administrative Region of the PRC and Taiwan;

“Prospectus”	the prospectus of the Purchaser to be issued pursuant to a Listing;

“RMB”	Renminbi, the lawful currency of the PRC;

“Sale Shares”	12,382 ordinary shares of US$1.00 each in the capital of the Company, being all of the issued share capital of the Company and are legally and beneficially owned by the Vendors as set out opposite their respective names in column 2 of Schedule 2 hereof;

“Share(s)”	ordinary shares of HK$0.1 each in the capital of the Purchaser;

“Stock Exchange”	The New York Stock Exchange or the NASDAQ Stock Market, as applicable;

“TG”	Tiger Global, L.P., a limited partnership established in the state of Delaware;

“TG(II)”	Tiger Global II, L.P., a limited partnership established in the state of Delaware;

“TGL”	Tiger Global, Ltd., an exempted company incorporated in the Cayman Islands

“TGPIP (III)”	Tiger Global Private Investment Partners III, L.P., a limited partnership established in the Cayman Islands;

“TGPIP (III) Listco Note”	convertible note in the principal amount of US$19,900,000 to be issued by the Purchaser to TGPIP(III);

“TGPIP (III) Note”	convertible note in the principal amount of US$19,900,000 issued by Carling Technology to TGPIP(III) on 23 February 2006;

“Transfer”	the sale, assignment, transfer, conveyance, exchange, mortgage, pledge, grant of a security interest, encumbrance, or any other alienation of any rights or obligations with respect to all or any portion of any Shares;

“UCI-CV (III)”	United Capital Investment China Venture III Limited, a company incorporated in the British Virgin Islands;

“UCI-CV (III) Listco Note”	the convertible note in the principal amount of US$3,000,000 to be issued by the Company to UCI-CV(III);

“UCI-CV (III) Note”	the convertible note in the principal amount of US$3,000,000 issued by Carling Technology to UCI-CV(III) on 23 February 2006;

“US$”	United States dollars, the lawful currency of the United States of America; and

“U.S.”	United States of America.

1.2	The headings to the Clauses of this Agreement are for ease of reference only and shall be ignored in interpreting this Agreement.

1.3	Reference to Clauses, Schedules and Exhibits are references to Clauses, Schedules and Exhibits of or to this Agreement.

1.4	Words and expressions in the singular include the plural and vice versa.

1.5	Reference to person include any public body and any body of persons, corporate or unincorporated.

1.6	Reference to ordinances, statutes, legislation or enactments shall be construed as a reference to such ordinances, statutes, legislation or enactments as may be amended or re-enacted from time to time and for the time being in force.

2.	SALE AND PURCHASE OF THE SALE SHARES

2.1	In consideration of the aggregate sum of RMB787,209,000, being the aggregate consolidated net asset values of the Company and its subsidiaries shown in the consolidated balance sheets in the Accounts as at the Accounts Date, which shall be satisfied by the allotment and issue of the Consideration Shares by the Purchaser, credited as fully paid up, to the Vendors or their nominee(s) in such numbers as set out opposite their respective names in column 3 Schedule 2, each of the Vendors as beneficial owner of the number of Sale Shares set out opposite its name in column 2 of Schedule 2, relying on the representations, warranties and undertakings made by the Purchaser, agrees to sell to the Purchaser and the Purchaser, relying on the representations, warranties, undertakings and indemnities made or given by the Vendors and the Covenantors and subject to the terms and conditions contained in this Agreement, agrees to purchase from each of the Vendors the respective number of Sale Shares set out opposite its name in column 2 of Schedule 2 free from all claims, charges, liens, encumbrances, equities and third party rights and together with all rights attached thereto and all dividends and distributions declared, paid or made in respect thereof on or after the Completion Date.

2.2	The Consideration Shares allotted and issued pursuant to Clause 2.1 shall rank pari passu in all respects with the existing Share in issue as at the Completion Date and no Shares shall be issued on the Completion Date other than the Consideration Shares and the one existing issued Share disclosed in Part B of Schedule 4.

2.3	Each of the Vendors, the Noteholders and Carling Technology hereby irrevocably waives any pre-emption rights and rights of refusal and rights of co-sale which he, she or it may have whether pursuant to the Memorandum and Articles of Association of the Company or pursuant to the Investors’ Rights Agreement, or otherwise in relation to the sale and purchase of the Sale Shares pursuant to this Agreement.

2.4	The Purchaser shall not be obliged to purchase any of the Sale Shares unless the transfer of the Convertible Notes under Clause 3 is completed simultaneously.

3.	TRANSFER OF CONVERTIBLE NOTES

3.1	Each of the Noteholders agrees to transfer to the Purchaser and the Purchaser agrees to acquire the Convertible Notes in the respective amounts set out opposite its name in column 2 of Schedule 3 free from all claims, charges, liens, encumbrances, equities and third party rights and together with all rights attached thereto as at the Completion Date in consideration of the Purchaser issuing the New Convertible Notes with the identical rights in the respective amounts set out opposite its name in column 2 of Schedule 3.

3.2	Each of the Vendors, the Noteholders and Carling Technology hereby irrevocably waives any pre-emption rights and rights of refusal and rights of co-sale which he, she or it may have whether pursuant to the Memorandum and Articles of Association of the Company or pursuant to the Investors’ Rights Agreement, or otherwise in relation to the transfer of the Convertible Notes pursuant to this Agreement.

3.3	The Purchaser is not obliged to acquire any of the Convertible Notes unless the sale and purchase of the Sale Shares under Clause 2 is completed simultaneously.

4.	COMPLETION

4.1	Completion of the sale and purchase of the Sale Shares shall take place on the Completion Date in such time as the parties hereto shall agree immediately after the signing of this Agreement and the following business shall be simultaneously transacted:

(a)	each of the Vendors shall deliver or cause to be delivered to the Purchaser:

(i)	instrument of transfer in substantially the form set out in Schedule 7 in favour of the Purchaser in respect of the number of Sale Shares set out opposite its name in column 2 of Schedule 2 all duly executed by the Vendors;

(ii)	original share certificates in respect of the Sale Shares;

(iii)	application for Shares in substantially the form set out in Schedule 6 duly signed by the Vendors and/or their respective nominees in respect of the subscription of the Consideration Shares;

(iv)	if applicable, letter of direction(s) duly executed by each Vendor pursuant to which the relevant Vendor directs the Purchaser to issue and allot the corresponding number of Consideration Shares to their respective nominees (if any);

(v)	certified copies of any powers of attorney under which this Agreement and any other documents referred to in this Clause 4.1(a) are executed, or evidence satisfactory to the Purchaser of the authority of any person signing the same on behalf of the relevant Vendor; and

(vi)	original counterparts of the New Investors’ Rights Agreement duly executed by the Vendors;

(b)	each of the Covenantors shall deliver or cause to be delivered to the Purchaser:

(i)	the original certificate of incorporation, business registration certificate (if any), business licence, joint venture contracts, tax registration certificates (if any) and such other constitutive and approval document and common seal, rubber stamps of each of the member of the Group and all copies of memorandum and articles of association and correspondence of each of the member of the Group in their possession or control;

(ii)	the statutory books of each of the member of the Group duly made up to date and any unissued share certificates, and such other statutory records of each of the member of the Group as may exist;

(iii)	all current insurance policies together with the premium receipts (if any), books and accounts and other records, cheque books, cheque stubs, bank statements, receipt books and title deeds and evidence of ownership to all assets of each of the member of the Group (other than title deeds relating to the properties of the Company which have been mortgaged or charged in favour of the relevant financial institutions) and all current contracts; and

(iv)	copies of tax returns and assessments (received where the due dates for payment fell on or before the Completion Date) of each of the member of the Group (if any);

(c)	against the Vendors’/Covenantors’ full compliance with Clauses 4.1(a) and 4.1(b) above, the Purchaser shall :

(i)	deliver copies of the original share certificates in respect of the Consideration Shares issued to the Vendors and/or their nominees in the amounts set out in column 3 of Schedule 2, and the original share certificates in respect of the Consideration Shares shall be delivered to the Vendors within ten Business Days from the Completion Date;

(ii)	cause a meeting of its board of directors of the Purchaser to be held to approve, among others, (aa) this Agreement and the transactions contemplated herein; (bb) the allotment and issue of the respective Consideration Shares, credited as fully paid up, to the Vendors or their nominee(s) (as directed by the relevant Vendor(s)); and (cc) the registration of the Vendors or such nominee(s) as holders of the respective Consideration Shares in the register of members of the Purchaser and deliver to the Vendors certified copies of the resolutions approving the foregoing;

(iii)	cause written resolutions of the sole shareholder of the Purchaser to be passed to approve (aa) this Agreement and the transactions contemplated herein; and (bb) the allotment and issue of the respective Consideration Shares, credited as fully paid up, to the Vendors or their nominee(s) (as directed by the relevant Vendor(s)) and deliver to the Vendors certified copies of the resolutions approving the foregoing; and

(iv)	original counterpart of the New Investors’ Rights Agreement in substantially the form set out in Schedule 8 duly executed by the Purchaser;

4.2	Completion of the transfer of the Convertible Notes shall take place on the Completion Date on such date and time as the parties hereto shall agree immediately after the signing of this Agreement and the following business shall be simultaneously transacted :

(a)	each of the Noteholders shall deliver or cause to be delivered to the Purchaser:

(i)	the certificates in respect of the Convertible Notes; and

(ii)	in respect of UCI-CV (III) only, original counterparts of the New Investors’ Rights Agreement duly executed by UCI-CV (III);

(b)	against the Noteholders’ full compliance with Clause 4.2(a) above, the Purchaser shall:

(i)	deliver to the Noteholders copies of the certificates in respect of the New Convertible Notes and the original certificates in respect of the New Convertible Notes shall be delivered to the Noteholders within 14 Business Days from the Completion Date; and

(ii)	certified copies of the board resolutions and the sole shareholder’s resolutions of the Purchaser approving, among others, the issue of the New Convertible Notes to the Noteholders in accordance with this Agreement.

4.3	The Purchaser, as soon as is reasonably practicable, after satisfaction of the conditions in Clauses 4.1 and 4.2, shall cause the Company to file Form 8832 with the U.S. Internal Revenue Service to elect to be disregarded as a separate entity for U.S. federal income tax purposes, such election to take effect two (2) days after completion of the transactions contemplated by this Clause 4 hereof. The Purchaser hereby agrees to provide, or cause the Company to provide, such information concerning the Purchaser, the Company and their affiliates, as the case may be, as any of Blue Ridge, Mr. Chandra, Mr. Dewan, TG, TG(II), TGL or TGPIP(III) may reasonably request in order to comply with its respective U.S. federal income tax filing requirements, if any, as a result of the transactions contemplated by this Agreement.

4.4	If any of the documents required to be delivered or action to be taken by any party to this Agreement on the Completion Date is not forthcoming or performed for any reason or if in any other respect the provisions of Clause 4.1, 4.2 and 4.3 is not fully complied with, the other parties shall be entitled (in addition to and without prejudice to all other rights or remedies available to them jointly and severally) to jointly elect to rescind this Agreement or to effect Completion so far as practicable having regard to the defaults which have occurred and treat this Agreement as completed subject to satisfaction of a condition subsequent that the defaults be remedied within such reasonable period of time as they may specify.

5.	REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS OF THE VENDORS AND THE NOTEHOLDERS

5.1	In consideration of the Purchaser agreeing to enter into this Agreement, each of the Vendors hereby represents and warrants to and undertakes for itself (and for the benefit of its successors and assigns in title) (only severally but not jointly with the other Vendors) with the Purchaser that each of the matters set out in Part A.1. of Schedule 5 in respect of itself are as at the date hereof and shall be for all times up to and including the Completion Date, true and correct in all material respects and not misleading in any material respect. Notwithstanding the foregoing, none of Blue Ridge, TG, TG(II), TGL, TGPIP(III), Mr. Chandra or Mr. Dewan, as Vendors, hereby represents, warrants or undertakes the matters set out in Sections 6 and 9 in Part A.1. of Schedule 5.

5.2

In consideration of the Purchaser agreeing to enter into this Agreement, and in addition to the representations, warranties and undertakings given by it in Clause 5.1, each of Blue Ridge, Mr. Chandra, Mr. Dewan, TG, TG(II), TGL and TGPIP(III) as Vendors, hereby represents and warrants to and undertakes for itself (and for the benefit of its successors and assigns in title) (only severally but not jointly with the other Vendors) with the Purchaser that each of the matters set out in Part A.2. of Schedule 5 in respect of itself are as at the date hereof and shall be for all times up to and including the Completion Date, true and correct in all material respects and not misleading in any material respect.

5.3	In consideration of the Purchaser agreeing to enter into this Agreement, each of the Noteholders hereby represents and warrants to and undertakes (for itself and for the benefit of its successors and assigns in title) with the Purchaser that each of the matters set out in Part B.1. of Schedule 5 in respect of itself are as at the date hereof and shall be for all times up to and including the Completion Date, true and correct in all respects and not misleading. Notwithstanding the foregoing, neither TGPIP(III) nor Mr. Dewan, as Noteholders, hereby represents, warrants or undertakes the matters set out in Sections 5 and 8 in Part B.1. of Schedule 5.

5.4	In consideration of the Purchaser agreeing to enter into this Agreement, and in addition to the representations, warranties and undertakings given by it in Clause 5.3, each of TGPIP(III) and Mr. Dewan, as a Noteholder, hereby represents and warrants to and undertakes for itself (and for the benefit of its successors and assigns in title) (only severally but not jointly with the other Vendors) with the Purchaser that each of the matters set out in Part B.2. of Schedule 5 in respect of itself are as at the date hereof and shall be for all times up to and including the Completion Date, true and correct in all material respects and not misleading in any material respect.

5.5	In consideration of the Purchaser agreeing to enter into this Agreement, the Covenantors hereby jointly and severally represent and warrant to and undertake (for itself and for the benefit of its successors and assigns in title, and as trustee for the Company) with the Purchaser that each of the matters set out in Part C of Schedule 5 are as at the date hereof and shall be for all times up to and including the Completion Date, true and correct in all respects and not misleading.

5.6	Each of the said representations, warranties, undertakings and indemnities contained in this Agreement (including all Schedules) shall survive Completion.

5.7	In consideration of the Purchaser agreeing to enter into this Agreement, the Covenantors hereby jointly and severally warrant and undertake with the Purchaser that the amounts (if any) due to and from the directors and related companies of the Company and its respective associates (as defined in the Listing Rules) as set out in the Accounts shall be settled in full and evidence of such settlement shall be produced to the Purchaser before the bulk-printing of the Purchaser’s prospectus for the purpose of the Listing.

5.8	Prior to the Completion Date, if any of the warranties, representations, indemnities or undertakings set out in this Clause and Schedule 5 are found to be materially untrue, inaccurate or misleading or have not been fully carried out in any material respect, or in the event of any of the Covenantors, the Noteholders or the Vendors becoming unable or failing to do anything required under this Agreement to be done by them at or before the Completion Date in any material respect, the Purchaser may by notice in writing rescind this Agreement.

5.9	Each of the Vendors, the Noteholders and the Covenantors hereby agrees and acknowledges that the Purchaser is entering into this Agreement in reliance on the warranties, representations, indemnities or undertakings given severally by the Vendors in Part A of Schedule 5; given by the Noteholders in Part B of Schedule 5 and given by the Covenantors in Part C of Schedule 5 and set out in this Clause 5 and the Purchaser is entitled to treat the same as conditions of this Agreement.

5.10	Each Vendor, Noteholder and Covenantor shall before Completion promptly notify the Purchaser in writing of any matters or things of which such Vendor, Noteholder or Covenantor become aware which amount to a material breach of or are materially inconsistent with any of its warranties, representations, indemnities and undertakings as set out in this Clause 5 and Part A (in the case of the Vendors), Part B (in the case of the Noteholders) and Part C (in the case of the Covenantors) of Schedule 5 or any of the obligations on the part of such Vendor, the Noteholder or the Covenantor to be performed as provided in this Agreement.

5.11	Each of the warranties, representations, indemnities and undertakings in this Clause 5 and Schedule 5 is given independently, and is without prejudice to any other warranty, representation and undertaking given hereunder and shall not be limited by reference to any of the others.

5.12	The warranties, representations, indemnities and undertakings given in Part A (in the case of the Vendors) and Part B (in the case of the Noteholders) of Schedule 5 to this Agreement and the liabilities arising from any breach hereof or thereof shall be several and not joint.

5A.	REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS OF THE PURCHASER

5A.1	Save as Disclosed, the Purchaser hereby represents, warrants and undertakes to the Vendors, the Noteholders and the Covenantors as follows:

(a)	the Purchaser is duly incorporated and validly existing under the laws of the Cayman Islands with power to conduct its business in the manner presently conducted. As at the date of this Agreement, except for organizational matters in furtherance of effectuating the transaction contemplated by this Agreement, the Purchaser has not engaged in any business. The Purchaser has no material liabilities;

(b)	it has the authority to enter into and perform this Agreement and that in entering into this Agreement, the Purchaser does not do so in breach of any applicable legislation or other applicable law or the terms of the memorandum and the articles of association of the Purchaser;

(c)	all necessary consents, authorisations and approvals, which are applicable to the Purchaser in connection with this Agreement and the performance of the terms thereof by the Purchaser have been obtained or made or shall have been obtained or made;

(d)	this Agreement when duly executed shall constitute legal, valid and binding obligations of it enforceable against it in accordance with its terms;

(e)	no order has been made or petition presented or resolution passed for the winding up of the Purchaser and no distress, execution or other process has been levied on any of its assets. The Purchaser is not insolvent nor unable to pay its debts. No receiver or receiver and manager has been appointed by any person of its business or assets or any part thereof. No power to make any such appointment has arisen. The Purchaser has taken no steps to enter liquidation and there are no grounds on which a petition or application could be based for the winding up or appointment of a receiver of the Purchaser;

(f)

the Consideration Shares, when issued shall be duly authorised, validly issued and fully paid and shall rank pari passu in all respects with all other existing shares of the Purchaser at the Completion Date and be entitled to all dividends and distributions the record date of which falls on a date on or after the Completion Date and no Shares shall be issued on the Completion Date and immediately following the Completion Date other than the Consideration Shares and the one existing issued Share disclosed in Part B of Schedule 4;

(g)	the issued and outstanding capital of the Purchaser is duly and validly authorized and issued and fully paid as set forth in Part B of Schedule 4, and was issued in accordance with the laws of the Cayman Islands. Other than pursuant to the New Convertible Notes and the share option granted to Kwong Wai Sun Wilson (being the Vice President—Business Development of the Group) to subscribe for 0.8% of the issued share capital of the Company, there is no loan capital in the Purchaser or any share or loan capital under option (actual, contingent or otherwise), warrants, convertible security or other agreements outstanding which accord to any person the right to subscribe for, right to acquire, mortgage, charge, pledge, lien or other form of security or encumbrance on, over or affecting any shares or over any part of the issued or unissued share capital of the Purchaser and there is no agreement or commitment to give or create any of the foregoing and there is no claim by any person to be entitled to any of the foregoing; and

(h)	the Purchaser undertakes to use its best endeavours to obtain the listing of and permission to deal in ADSs representing the Consideration Shares from the Stock Exchange and to satisfy the related U.S. Securities and Exchange Commission requirements.

5A.2	The Purchaser hereby represents and warrants to each Vendor and Noteholder that the offer, sale and issuance of the Consideration Shares or the New Convertible Notes, as applicable, to each of them, in the manner contemplated by this Agreement, assuming the accuracy of the representations and warranties and compliance with the undertakings of each of them, as applicable, constitute transactions not subject to or exempt from the registration requirements of Section 5 of the U.S. Securities Act of 1933, as amended (the “Securities Act”).

5A.3	The Purchaser hereby agrees and acknowledges that each of the Vendors, the Noteholders and the Covenantors is entering into this Agreement in reliance on the warranties, representations, indemnities or undertakings given by the Purchaser set out in this Clause 5A and the Vendors and the Covenantors and entitled to treat the same as conditions of this Agreement.

5A.4	The Purchaser shall before Completion promptly notify each of the Vendors, the Noteholders and the Covenantors in writing of any matters or things of which the Purchaser becomes aware which amount to a breach of or inconsistent with any of the warranties, representations, indemnities and undertakings as set out in this Clause 5A or any of the obligations to be performed as provided in this Agreement.

5A.5	The Purchaser hereby agree to fully and effectively indemnify and keep fully and effectively indemnified each of the Vendors, the Noteholders and the Covenantors against any loss suffered or liability incurred by each of the Vendors, the Noteholders and the Covenantors as a result of, any breach of any of the warranties, representations, indemnities and undertakings hereof including, but not limited to, any diminution in the value of the assets of and any payment made or required to be made by any of the Vendors, the Noteholders or the Covenantors and any costs and expenses (including legal costs) incurred as a result of such breach provided that the indemnity contained in this Clause 5A shall not prejudice the rights of the each of the Vendors, the Noteholders and the Covenantors to other remedies (legal or equitable) in relation to any breach of the warranties, representations, indemnities and undertakings hereof.

5A.6	Each of the warranties, representations, indemnities and undertakings in this Clause 5A is given independently, and is without prejudice to any other warranty, representation and undertaking given hereunder and shall not be limited by reference to any of the others.

5A.7	Prior to the Completion Date, if any of the warranties, representations, indemnities or undertakings set out in this Clause 5A are found to be materially untrue, inaccurate or misleading or have not been fully carried out in any material respect, the Vendors, the Noteholders and/or the Covenantors may by notice in writing rescind this Agreement.

5B.	REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS OF THE COVENANTORS

5B.1	The Covenantors hereby agree to fully and effectively indemnify and keep fully and effectively indemnified the Purchaser and/or any member of the Group against any loss suffered or liability incurred by the Purchaser and/or any member of the Group as a result of, any breach of any of the warranties, representations, indemnities and undertakings hereof including, but not limited to, any diminution in the value of the assets of and any payment made or required to be made by the Purchaser and/or any member of the Group and any costs and expenses (including legal costs) incurred as a result of such breach provided that the indemnity contained in this Clause 5 shall not prejudice the rights of the Purchaser (or any of the member of the Group) to other remedies (legal or equitable) in relation to any breach of the warranties, representations, indemnities and undertakings hereof.

5B.2	The warranties, representations, indemnities and undertakings given by the Covenantors in Part C of Schedule 5 in this Agreement and the liabilities arising from any breach thereof shall be joint and several.

5C.	REPRESENTATIONS AND WARRANTIES OF CARLING TECHNOLOGY

5C.1	Carling Technology hereby represents, warrants and undertakes to the Vendors as follows:-

(a)	at all times since the incorporation of Carling Technology and continuing until the time immediately prior to the Completion Date, Carling Technology has been treated as an association taxable as a corporation for U.S. tax purposes; and

(b)	since the incorporation of Carling Technology, it has never been, nor will it be immediately prior to the Completion Date, a “Controlled Foreign Corporation” as defined in the U.S. Internal Revenue Code of 1986, as amended (or any successor thereto).

5C.2	The provisions of Clauses 5A.2 to 5A.6 shall apply mutatis mutandis to Carling Technology under this Clause 5C.

5D.	INVESTORS’ RIGHTS AGREEMENT

Each of the Vendors, the Noteholders and Carling Technology agrees that the Investors’ Rights Agreement shall be terminated on the Completion Date and upon such termination, the parties to the Investors’ Rights Agreement shall release one another and each of its affiliates from and against any and all claims (whether disclosed or undisclosed, matured or unmatured, known or unknown and whether actual or contingent) which any of the parties hereto has or may have against any of the other parties in respect of the Investors’ Rights Agreement.

6.	FURTHER ASSURANCE

The Vendors, the Noteholders and the Covenantors hereby agree to do any such further acts and things as the Purchaser may reasonably require to vest in the Purchaser (or as it shall direct) the legal and beneficial ownership of the Sale Shares free from all charges, liens, encumbrances and other adverse interests and the Purchaser agrees to do any such further acts and things as the Vendors or the Noteholders may reasonably require to consummate the transactions contemplated hereby.

7.	SEVERABILITY

If at any time any one or more provisions hereof is or becomes invalid, illegal, unenforceable or incapable of performance in any respect, the validity, legality, enforceability or performance of the remaining provisions hereof shall not thereby in any way be affected or impaired.

8.	ENTIRE AGREEMENT

This Agreement constitutes the entire agreement and understanding between the parties in connection with the subject matter of this Agreement and supersedes all previous proposals, representations, warranties, agreements or undertakings relating thereto whether oral, written or otherwise and no party has relied on any such proposals, representations, warranties, agreements or undertakings.

9.	TIME

9.1	Time shall be of the essence of this Agreement.

9.2	No time or indulgence given by any party to the other shall be deemed or in any way be construed as a waiver of any of its rights and remedies hereunder.

10.	CONFIDENTIALITY

Other than such disclosure as may be required by any applicable law or regulation, the Stock Exchange, the Listing Rules or for the purpose of the Listing, none of the parties hereto shall make, and each of the parties hereto shall not make any announcement or release or disclose any information concerning this Agreement, the Listing or the transactions herein referred to or disclose the identity of the other parties (save as disclosure to their respective professional advisers under a duty of confidentiality) without the prior written consent of the other parties.

11.	ASSIGNMENT

This Agreement shall be binding on and shall enure for the benefits of the successors and assigns of the parties hereto but shall not be assigned by any party hereto without the prior written consent of the other parties.

12.	NOTICES AND OTHER COMMUNICATION

12.1	All notices demands or other communications which are required to be given under this Agreement shall be in writing and shall be sent to:-

(a)	in the case of the Vendors (other than the Covenantors)/the Noteholders:-

Po Sang Group Limited

Address	:	Room 2301, D6-C Nam Fung Center, 264-298, Castle Peak Road, Tsuen Wan, New Territories, Hong Kong

Attention	:	Li Lai Ming

Facsimile number	:	(852) 2490 5667

Good Concept Investments Limited

Address	:	Room 1202A, Block A, The Dahfuldy, 21 Homantin Hill Road, Homantin, Kowloon, Hong Kong

Attention	:	Terry Tsang

Peace Shine Limited

Address	:	Flat B, 22/F, Maple Gardens, Phase III, 51 Kin Wah Street, North Point, Hong Kong

Attention	:	Philip Kwok

Ideanew Profits Limited

Address	:	c/o The Yangtze Ventures Management (HK) Limited, 16th Floor, Cheung Kong Centre, 2 Queen’s Road Central, Hong Kong

Attention	:	Richard Zhao

Facsimile number	:	(852) 2824 8255

Bentley Development Limited

Address	:	Room 703, Central Plaza, 18 Harbour Road, Wanchai, Hong Kong

Attention	:	Beh Yong Shin

Facsimile number	:	(852) 2593 1281

Tiger Global Private Investment Partners III, L.P., Tiger Global, L.P., Tiger Global II, L.P., Tiger Global, Ltd., Feroz Dewan, Neeraj Chandra

Address	:	c/o Turner & Roulstone Management Ltd.
Strathvale House, PO Box 2636GT
George Town, Grand Cayman
Cayman Islands

Attention	:	Alan Craig

Facsimile number	:	(345) 943-9999

Touradji Global Resources Master Fund, Ltd.

Address	:	Spectrum Global Fund Administration (Cayman), PO Box 10243 APO, Anchorage Center, Second Floor, George Town, Grand Cayman, Cayman Islands, BWI

Attention	:	[*]

Facsimile number	:	[*]

Blue Ridge China Partners, L.P.

Address	:	c/o M&C Corporate Services Limited P.O. Box 309GT Ugland House South Church Street George Town, Grand Cayman Cayman Islands

Attention	:	David Brooks

Facsimile number	:	(345) 949-8080

With a copy to	:

Address	:	c/o Blue Ridge Capital Offshore Holdings LLC, 660 Madison Avenue, 20th Floor, New, York, New York 10065, U.S.A., Attn: Richard S. Bello

Attention	:	[*]

Facsimile number	:	[*]

J&K Group Management Limited

Address	:	Commonwealth Trust Limited, Drake Chambers, Tortola, British Virgin Islands

Attention	:	Huimin Wu

Facsimile number	:	(852) 3523 1000

KTB/UCI China Ventures I Limited, United Capital Investment China Venture III Limited, United Capital Investment China Venture IV Limited, United Capital Investment China Venture V Limited, UCI Gushan Limited

Address	:	c/o United Capital Investment Group Limited, 28th Floor, Zhao Feng World Trade Building, 369 Jiang Su Road, Shanghai 200050, People’s Republic of China

Attention	:	Yu Wei, Jimmy and Brian Lee

Facsimile number	:	(8621) 5240 0958

Billion Ally International Limited

Address	:	Room 1307, 13/F, Bank of America Tower, 12 Harcourt Road, Central, Hong Kong

Attention	:	Mr. Kelvin Wu and Mr. Joel Chang

Facsimile number	:	3187 6088

(b) in the case of the Covenantors:-

Yu Jianqiu

Address	:	c/o Room 908, China Merchants Tower, 168-200 Connaught Road Central, Hong Kong

Facsimile number	:	(852) 2587 7199

Chen Zihong

Address	:	c/o Room 908, China Merchants Tower, 168-200 Connaught Road Central, Hong Kong

Facsimile number	:	(852) 2587 7199

Chen Gonghao

Address	:	c/o Room 908, China Merchants Tower, 168-200 Connaught Road Central, Hong Kong

Facsimile number	:	(852) 2587 7199

(c) in the case of Carling Technology:-

Address	:	c/o Room 908, China Merchants Tower, 168-200 Connaught Road Central, Hong Kong

Attention	:	Yu Jianqiu

Facsimile number	:	(852) 2587 7199

(d) in the case of the Purchaser:-

Gushan Environmental Energy Limited

Address	:	Room 908, China Merchants Tower, 168-200 Connaught Road Central, Hong Kong

Attention	:	Yu Jianqiu

Facsimile number	:	(852) 2587 7199

or to such other address or facsimile number or marked for the attention of such other person as the recipient may designate by notice given in accordance with the provisions of this Clause.

12.2	Any such notice may be delivered personally or by prepaid post or sent by facsimile transmission and shall be deemed to have been effectively served:-

(a)	on the day of receipt, where any personally delivered letter or facsimile message is received on any Business Day before or during normal working hours;

(b)	on the following Business Day, where any personally delivered letter or facsimile message is received either on any Business Day after normal working hours or on any day which is not a Business Day;

(c)	on the second Business Day following the day of posting, upon despatch from within Hong Kong of any posted letter to the address of a recipient in Hong Kong, unless actually received sooner; or

(d)	on the seventh Business Day following the day of the posting, upon despatch from within Hong Kong of any posted letter to the address of an overseas recipient (and vice-versa), unless actually received sooner.

13.	COSTS AND EXPENSES

Each party hereto shall bear its own legal and professional fees, costs and expenses incurred in the negotiation, preparation and execution of this Agreement.

14.	VARIATION AND RIGHTS

14.1	Any variation to this Agreement shall be binding only if recorded in a document signed by the parties.

14.2.	The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law including, without limitation, all equitable remedies available, and in the event of default by one party, the other party or parties shall be entitled to seek specific performance of this Agreement in addition to or in lieu of damages.

15.	COUNTERPARTS

This Agreement may be executed in any number of counterparts and by different parties on separate counterparts and a set of counterparts containing the signature of all the parties taken together shall constitute one and the same agreement.

16.	LEGAL REPRESENTATION

The Vendors hereby acknowledge that Sidley Austin only act for the Purchaser in connection with this Agreement and the Vendors, the Noteholders and the Covenantors have been duly advised to seek independent legal advice and to obtain in separate legal representation. The Vendors, the Noteholders and the Covenantors further acknowledge that they understand the contents and legal effects of this Agreement and the documents to be executed hereunder.

17.	GOVERNING LAW

This Agreement is governed by and shall be construed in accordance with the laws of Hong Kong and the parties hereto agree to submit to the non-exclusive jurisdiction of the courts of Hong Kong.

SCHEDULE 1

THE VENDORS

Part A

Name of Vendors	Address/registered address
Yu Jianqiu (Hong Kong identity card number: R423015(8))	c/o Room 908, China Merchants Tower, 168-200 Connaught Road Central, Hong Kong

Chen Zihong (PRC identity card number: 35012719540418161X)	c/o Room 908, China Merchants Tower, 168-200 Connaught Road Central, Hong Kong

Chen Gonghao (PRC identity card number: 350127197611221572)	c/o Room 908, China Merchants Tower, 168-200 Connaught Road Central, Hong Kong

Po Sang Group Limited	Room 2301, D6-C Nam Fung Center, 264-298, Castle Peak Road, Tsuen Wan, New Territories, Hong Kong

Good Concept Investments Limited	Room 1202A, Block A, The Dahfuldy, 21 Homantin Hill Road, Homantin, Kowloon, Hong Kong

Peace Shine Limited	Flat B, 22/F, Maple Gardens, Phase III, 51 Kin Wah Street, North Point, Hong Kong

Ideanew Profits Limited	c/o The Yangtze Ventures Management (HK) Limited, 16th Floor, Cheung Kong Centre, 2 Queen’s Road Central, Hong Kong

Bentley Development Limited	Room 703, Central Plaza, 18 Harbour Road, Wanchai, Hong Kong

Tiger Global Private Investment Partners III, L.P.	c/o Turner & Roulstone Management Ltd., Strathvale House, PO Box 2636GT, George Town, Grand Cayman, Cayman Islands

Tiger Global, L.P.	c/o Turner & Roulstone Management Ltd., Strathvale House, PO Box 2636GT, George Town, Grand Cayman, Cayman Islands

Tiger Global II, L.P.	c/o Turner & Roulstone Management Ltd., Strathvale House, PO Box 2636GT, George Town, Grand Cayman, Cayman Islands

Tiger Global, Ltd.	c/o Turner & Roulstone Management Ltd., Strathvale House, PO Box 2636GT, George Town, Grand Cayman, Cayman Islands

Feroz Dewan ([•] passport number: [•])	c/o Turner & Roulstone Management Ltd., Strathvale House, PO Box 2636GT, George Town, Grand Cayman, Cayman Islands

Neeraj Chandra (United States passport number: 095805126)	c/o Turner & Roulstone Management Ltd., Strathvale House, PO Box 2636GT, George Town, Grand Cayman, Cayman Islands

Touradji Global Resources Master Fund, Ltd.	Spectrum Global Fund Administration (Cayman), PO Box 10243 APO, Anchorage Center, Second Floor, George Town, Grand Cayman, Cayman Islands, BWI

Blue Ridge China Partners, L.P.

c/o M&C Corporate Services Limited

P.O. Box 309GT

Ugland House

South Church Street

George Town, Grand Cayman

Cayman Islands

with a copy to :

c/o Blue Ridge Capital Offshore Holdings LLC, 660 Madison Avenue, 20th Floor, New, York, New York 10065, U.S.A., Attn: Richard S. Bello

J&K Group Management Limited	Commonwealth Trust Limited, Drake Chambers, Tortola, British Virgin Islands

KTB/UCI China Ventures I Limited	c/o United Capital Investment Group Limited, 28th Floor, Zhao Feng World Trade Building, 369 Jiang Su Road, Shanghai 200050, People’s Republic of China

United Capital Investment China Venture IV Limited	c/o United Capital Investment Group Limited, 28th Floor, Zhao Feng World Trade Building, 369 Jiang Su Road, Shanghai 200050, People’s Republic of China

United Capital Investment China Venture V Limited	c/o United Capital Investment Group Limited, 28th Floor, Zhao Feng World Trade Building, 369 Jiang Su Road, Shanghai 200050, People’s Republic of China

UCI Gushan Limited	c/o United Capital Investment Group Limited, 28th Floor, Zhao Feng World Trade Building, 369 Jiang Su Road, Shanghai 200050, People’s Republic of China

Billion Ally International Limited	Room 1307, 13/F, Bank of America Tower, 12 Harcourt Road, Central, Hong Kong

Part B

Name of Noteholders	Address/registered address
Tiger Global Private Investment Partners III, L.P.	c/o Turner & Roulstone Management Ltd., Strathvale House, PO Box 2636GT, George Town, Grand Cayman, Cayman Islands

Feroz Dewan	c/o Turner & Roulstone Management Ltd., Strathvale House, PO Box 2636GT, George Town, Grand Cayman, Cayman Islands

KTB/UCI China Ventures I Limited	c/o United Capital Investment Group Limited, 28th Floor, Zhao Feng World Trade Building, 369 Jiang Su Road, Shanghai 200050, People’s Republic of China

United Capital Investment China Venture III Limited	c/o United Capital Investment Group Limited, 28th Floor, Zhao Feng World Trade Building, 369 Jiang Su Road, Shanghai 200050, People’s Republic of China

Part C

Name of Covenantors	Address
Yu Jianqiu of Hong Kong identity card number: R423015(8)	c/o Room 908, China Merchants Tower, 168-200 Connaught Road Central, Hong Kong

Chen Zihong of PRC passport number: 35012719540418161X	c/o Room 908, China Merchants Tower, 168-200 Connaught Road Central, Hong Kong

Chen Gonghao of PRC passport number: 350127761122157	c/o Room 908, China Merchants Tower, 168-200 Connaught Road Central, Hong Kong

SCHEDULE 2

SALE SHARES

1	2	3
Name of the Vendors	Number of Sale Shares in the Company	Number of Consideration Shares
Yu Jianqiu	7,388	7,387
Chen Zihong	684	684
Chen Gonghao	417	417
Po Sang Group Limited	525	525
Good Concept Investments Limited	158	158
Peace Shine Limited	158	158
Ideanew Profits Limited	962	962
Bentley Development Limited	481	481
Tiger Global Private Investment Partners III, L.P.	461	461
Tiger Global, L.P.	162	162
Feroz Dewan	22	22
Neeraj Chandra	2	2
Touradji Global Resources Master Fund, Ltd.	138	138
Blue Ridge China Partners, L.P.	138	138
J&K Group Management Limited	44	44
Tiger Global II, L.P.	4	4
Tiger Global, Ltd.	63	63
KTB/UCI China Ventures I Limited	14	14
United Capital Investment China Venture IV Limited	28	28
United Capital Investment China Venture V Limited	14	14
UCI Gushan Limited	13	13
Billion Ally International Limited	506	506
Total:	12,382	12,381

SCHEDULE 3

CONVERTIBLE NOTES

1	2
Names of Noteholders	Amount of Convertible Notes (in US$)
Tiger Global Private Investment Partners III, L.P.	19,900,000
Feroz Dewan	100,000
KTB/UCI China Ventures I Limited	2,000,000
United Capital Investment China Venture III Limited	3,000,000

SCHEDULE 4

PART A

PARTICULARS OF THE COMPANY

Name	:	Carling Technology Limited

Date of incorporation	:	5 January 2005

Place of incorporation	:	British Virgin Islands

Registered office	:	P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands

Company Number	:	635488

Authorised share capital	:	US$50,000.00 divided into 50,000 ordinary shares of US$1.00 each

Issued share capital	:	US$12,382 divided into 12,382 of US$1.00 each

Registered shareholders	:	Yu Jianqiu

Chen Zihong

Chen Gonghao

Po Sang Group Limited

Good Concept Investments Limited

Peace Shine Limited

Ideanew Profits Limited

Bentley Development Limited

Tiger Global Private Investment Partners III, L.P.

Tiger Global, L.P.

Feroz Dewan

Neeraj Chandra

Touradji Global Resources Master Fund, Ltd.

Blue Ridge China Partners, L.P.

J&K Group Management Limited

Tiger Global II, L.P.

Tiger Global, Ltd.

KTB/UCI China Ventures I Limited

United Capital Investment China Venture IV Limited

United Capital Investment China Venture V Limited

UCI Gushan Limited

Billion Ally International Limited

Directors	:	Yu Jianqiu

Principal activity	:	Investment holding

PART B

PARTICULARS OF THE PURCHASER

Company Name	:	Gushan Environmental Energy Limited

Company Number	:	CT-166621

Place of Incorporation	:	Cayman Islands

Date of Incorporation	:	16 May 2005

Authorised Share Capital	:	HKD380,000 divided into 3,800,000 ordinary shares of HKD0.10 each

Issued Share Capital	:	HKD0.10 divided into 1 ordinary shares of HKD0.10 each

Registered Office	:	Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman, KY1-1111, Cayman Islands

Registered Shareholder	:	Yu Jianqiu - 100%

Directors	:	Yu Jianqiu Chen Deyu, Zhang Dongming and Chu Kang Nam

Business	:	Investment holding

PART C

PARTICULARS OF THE SUBSIDIARIES OF THE COMPANY

Company Name	:	Joywin Technology Limited

Company Number	:	652885

Place of Incorporation	:	British Virgin Islands

Date of Incorporation	:	21st April, 2005

Authorised Share Capital	:	USD50,000.00 divided into 50,000 shares of USD1.00 each

Issued Share Capital	:	USD10,000.00 divided into 10,000 shares of USD1.00 each

Registered Office	:	P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands

Registered Shareholder	:	Carling Technology Limited - 100%

Sole Director	:	Li Lai Ming

Registered Agent	:	Offshore Incorporations Limited of P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands

Business	:	Investment holding

Principal activity	:	Investment holding

Name	:	Sichuan Gushan Vegetable Fat Chemistry Co. Ltd.

Nature of entity	:	(wholly foreign-owned enterprise)

Date of Establishment	:	14 June 2001

Place of Establishment	:	Sichuan, PRC

Total investment	:	RMB43,200,000.00

Registered capital	:	RMB21,600,000.00

Branches	:	N/A

Registered investors	:	Joywin Technology Limited - 100%

Legal representative	:	Yu Jianqiu

Scope of business	:	Production of environmentally friendly diesel, erucic acid and erucamide, and self-run export and domestic sales

Company Name	:	Profit Faith Technology Limited

Company Number	:	658518

Place of Incorporation	:	British Virgin Islands

Date of Incorporation	:	25th May, 2005

Authorised Share Capital	:	USD50,000.00 divided into 50,000 shares of USD1.00 each

Issued Share Capital	:	USD1,000.00 divided into 1,000 shares of USD1.00 each

Registered Office	:	P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands

Registered Shareholder	:	Carling Technology Limited - 100%

Sole Director	:	Li Lai Ming

Registered Agent	:	Offshore Incorporations Limited of P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands

Business	:	Investment holding

Name	:	Handan Gushan Bio-Sources Energy Co. Ltd.

Nature of entity	:	(sino-foreign joint venture)

Date of Establishment	:	15 May 2003

Place of Establishment	:	Hebei, PRC

Total investment	:	RMB4,700,000.00

Registered capital	:	RMB3,300,000.00

Branches	:	N/A

Registered investors	:	Profit Faith Technology Limited - 25% Sichuan Gushan - 75%

Legal representative	:	Yu Jianqiu

Scope of business	:	Production and sale of biodiesel and fatty acid products and domestic procurement of raw materials needed for production

Company Name	:	Brightest Resources Limited

Company Number	:	675879

Place of Incorporation	:	British Virgin Islands

Date of Incorporation	:	9th September, 2005

Authorised Share Capital	:	USD50,000.00 divided into 50,000 shares of USD1.00 each

Issued Share Capital	:	USD1,000.00 divided into 1,000 shares of USD1.00 each

Registered Office	:	P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands

Registered Shareholder	:	Carling Technology Limited - 100%

Sole Director	:	Yu Jianqiu

Registered Agent	:	Offshore Incorporations Limited of P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands

Business	:	Investment holding

Name	:	Beijing Gushan Bioenergy Company Limited

Nature of entity	:	wholly foreign owned enterprise

Date of Establishment	:	17th August, 2005

Place of Establishment	:	PRC

Total investment	:	HK$160,000,000

Registered capital	:	HK$80,000,000

Branches	:	N/A

Registered investor	:	Brightest Resources Limited

Legal representative	:	Yu Jianqiu

Scope of business	:	research and development with respect to and production and sale of biodiesel, plant asphalt and glycerol; related technical services and consultancy

Name	:	Shanghai Gushan Bio-Energy Technologies Co., Ltd.

Nature of entity	:	wholly foreign owned enterprise

Date of Establishment	:	18 December 2006

Place of Establishment	:	PRC

Total investment	:	HK$200,000,000

Registered capital	:	HK$80,000,000

Branches	:	N/A

Registered investor	:	Brightest Resources Limited

Legal representative	:	Yu Jianqiu

Scope of business	:	research and development with respect to and production and sale of biodiesel, plant asphalt and glycerol

SCHEDULE 5

REPRESENTATIONS AND WARRANTIES

Unless the context otherwise requires, the representations and warranties contained in Part C of this Schedule in relation to the “Company” shall be deemed to be and are hereby repeated mutatis mutandis in relation to each of the subsidiaries of the Company.

PART A.1. – REPRESENTATIONS AND WARRANTIES GIVEN SEVERALLY (AND NOT JOINTLY) BY EACH VENDOR IN RESPECT OF ITSELF ONLY (subject to the final sentence of Section 5.1 of the Agreement).

1.	The contents of Recital (B) and Schedule 2 hereto as to the beneficial ownership of the Sale Shares are true, accurate and complete.

2.	The Vendor is the legal and beneficial owner of its Sale Shares as set out opposite its names in column 3 of Schedule 2 free from all liens, charges, pledges, options, contracts, pre-emption rights, third party rights and equities, and encumbrances of whatever nature and the same are freely transferable by the Vendor without the consent, approval, permission, licence or concurrence of any third party.

3.	The Vendor has all necessary power and capacity to enter into this Agreement and to perform all obligations and duties hereunder without the consent, approval, permission, licence or concurrence of any third party and this Agreement shall, when executed, constitute legal, valid and binding obligations on the Vendor in accordance with its terms except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights; and (ii) general principles of equity that restrict the availability of equitable remedies.

4.	All corporate action (where applicable) and Governmental Approvals on the part of the Vendor and, where applicable, its officers, directors and shareholders, necessary for the authorization of this Agreement, the consummation of the transactions contemplated under this Agreement and the performance of all of its obligations hereunder have been taken or obtained.

5.	The Vendor acknowledges and agrees that none of the Consideration Shares have been registered under the Securities Act, or under any state securities or “blue sky” laws of any state of the United States, and, unless so registered, may not be Transferred, offered or sold, except in accordance with the provisions of Regulation S under the Securities Act (“Regulation S”), pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

6.	No offers have been made to the Vendor with respect to the Consideration Shares in the United States. At the time the buy order for this transaction was originated, the Vendor was outside the United States. The Vendor is not a “U.S. Person” as defined in Regulation S.

7.

This Agreement is made with the Purchaser in reliance upon the Vendor’s representation to the Purchaser, which by the Vendor’s execution of this Agreement the Vendor hereby confirms, that the Consideration Shares to be received by the Vendor will be acquired for investment for the Vendor’s own account, not as a nominee or agent, and not with a view to, or for the offer or sale in connection with, any distribution of any part thereof, and that the Vendor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Vendor further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, Transfer or grant participations to such person or to any third person, with respect to any of the Consideration Shares.

8.	The Vendor acknowledges that it (i) is able to fend for itself in entering into this Agreement and (ii) is able to bear the economic risk of its investment in the Consideration Shares, can afford the complete loss of such investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Consideration Shares.

9.	The Vendor acknowledges that the Vendor has not acquired the Consideration Shares as a result of, and will not itself engage in, any “directed selling efforts” (as defined in Regulation S) in the United States in respect of any of the Consideration Shares which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the Consideration Shares. The Vendor is not aware of any advertisement of any of the Consideration Shares.

10.	The Vendor acknowledges and agrees that the statutory and regulatory basis claimed for the offer and sale of the Consideration Shares being exempt from, or not subject to, the Securities Act would not be available if the offer and sale of the Consideration Shares is part of a plan or scheme to evade the registration provisions of the Securities Act.

PART A.2. – ADDITIONAL REPRESENTATIONS AND WARRANTIES GIVEN SEVERALLY (AND NOT JOINTLY) BY CERTAIN VENDORS IN RESPECT OF ITSELF ONLY

1.	The Vendor represents and warrants that it is an “accredited investor” within the meaning of Rule 501 under the Securities Act, as noted and signed by the Vendor on Schedule 10 hereto, and is aware that its acquisition of the Consideration Shares is being made pursuant to a transaction not subject to, or in reliance on an exemption from, the registration requirements of the Securities Act.

2.	The Vendor has such knowledge and experience in financial and business matters and in investment in international markets that it is capable of evaluating the merits and risks of its investment in the Consideration Shares, and it is able to bear the economic risk of such investment. The Vendor has adequate means of providing for its current and foreseeable needs and contingencies and has no need for liquidity in this investment.

3.	The Vendor understands that no disclosure or offering document has been prepared in connection with the acquisition of the Consideration Shares.

4.	The Vendor and its professional advisor(s), if any, have had access to such information regarding the Purchaser and the Consideration Shares, including the reasonable opportunity to ask questions of and receive answers from officers and representatives of the Purchaser concerning its financial condition and results of operations and the acquisition of the Consideration Shares, and the Vendor alone, or together with its professional advisor(s), if any, has made such investigation with respect thereto as it deems necessary to make its investment decision, and the Vendor alone, or together with its professional advisor(s), if any, has made its assessment and has satisfied itself concerning the relevant tax, legal, currency and other economic considerations relevant to its investment in the Consideration Shares.

5.	The Vendor is acquiring the Consideration Shares solely by means of direct contact between itself and the Purchaser and not by any other means, including, by any form of general solicitation or general advertising.

PART B.1. – REPRESENTATIONS AND WARRANTIES GIVEN BY THE NOTEHOLDERS (subject to the final sentence of Section 5.3 of the Agreement).

1.	Each of the Noteholders hereby represents and warrants to the Purchaser that:

(a)	it has not assigned, charged, pledged or otherwise disposed of or encumbered all or any part of the Convertible Notes to or in favour of any person other than the Purchaser under this Agreement or agreed to do any of the foregoing;

(b)	its Convertible Note is valid and subsisting and free from all encumbrances, liens, charges and third party rights of any kind;

(c)	it has power to transfer the Convertible Notes in the manner set out in this Agreement; and

(d)	it has not taken or withdrawn any action which would adversely affect the enforceability of the Convertible Notes.

2.	All corporate action (where applicable) and Governmental Approvals on the part of the Noteholders and, where applicable, its officers, directors and shareholders, necessary for the authorization of this Agreement, the consummation of the transactions contemplated under this Agreement and the performance of all of their respective obligations hereunder have been taken or obtained.

3.	This Agreement constitutes valid and binding obligations of each of the Noteholders to which it is a party hereto or thereto, enforceable in accordance with its terms, except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights; and (ii) general principles of equity that restrict the availability of equitable remedies.

4.	The Noteholder acknowledges and agrees that none of the New Convertible Notes have been registered under the Securities Act, or under any state securities or “blue sky” laws of any state of the United States, and, unless so registered, may not be Transferred, offered or sold, except in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

5.	No offers have been made to the Noteholder with respect to the New Convertible Notes in the United States. At the time the buy order for this transaction was originated, the Noteholder was outside the United States. The Noteholder is not a “U.S. Person” as defined in Regulation S.

6.

This Agreement is made with the Purchaser in reliance upon the Noteholder’s representation to the Purchaser, which by the Noteholder’s execution of this Agreement the Noteholder hereby confirms, that the New Convertible Notes to be received by the Noteholder will be acquired for investment for the Noteholder’s own account, not as a nominee or agent, and not with a view to, or for the offer or sale in connection with, any distribution of any part thereof, and that the Noteholder has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Noteholder further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, Transfer or grant participations to such person or to any third person, with respect to any of the New Convertible Notes.

7.	The Noteholder acknowledges that it (i) is able to fend for itself in entering into this Agreement and (ii) is able to bear the economic risk of its investment in the New Convertible Notes, can afford the complete loss of such investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the New Convertible Notes.

8.	The Noteholder acknowledges that the Noteholder has not acquired the New Convertible Notes as a result of, and will not itself engage in, any “directed selling efforts” (as defined in Regulation S) in the United States in respect of any of the New Convertible Notes which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the New Convertible Notes. The Noteholder is not aware of any advertisement of any of the New Convertible Notes.

9.	The Noteholder acknowledges and agrees that the statutory and regulatory basis claimed for the offer and sale of the New Convertible Notes being exempt from, or not subject to, the Securities Act would not be available if the offer and sale of the New Convertible Notes is part of a plan or scheme to evade the registration provisions of the Securities Act.

PART B.2. – ADDITIONAL REPRESENTATIONS AND WARRANTIES GIVEN BY CERTAIN NOTEHOLDERS

1.	The Noteholder represents and warrants that it is an “accredited investor” within the meaning of Rule 501 under the Securities Act, as noted and signed by the Noteholder on Schedule 10 hereto, and is aware that its acquisition of the New Convertible Notes is being made pursuant to a transaction not subject to, or in reliance on an exemption from, the registration requirements of the Securities Act.

2.	The Noteholder has such knowledge and experience in financial and business matters and in investment in international markets that it is capable of evaluating the merits and risks of its investment in the New Convertible Notes, and it is able to bear the economic risk of such investment. The Noteholder has adequate means of providing for its current and foreseeable needs and contingencies and has no need for liquidity in this investment.

3.	The Noteholder understands that no disclosure or offering document has been prepared in connection with the acquisition of the New Convertible Notes.

4.	The Noteholder and its professional advisor(s), if any, have had access to such information regarding the Purchaser and the New Convertible Notes, including the reasonable opportunity to ask questions of and receive answers from officers and representatives of the Purchaser concerning its financial condition and results of operations and the acquisition of the New Convertible Notes, and the Noteholder alone, or together with its professional advisor(s), if any, has made such investigation with respect thereto as it deems necessary to make its investment decision, and the Noteholder alone, or together with its professional advisor(s), if any, has made its assessment and has satisfied itself concerning the relevant tax, legal, currency and other economic considerations relevant to its investment in the New Convertible Notes.

5.	The Vendor is acquiring the New Convertible Notes solely by means of direct contact between itself and the Purchaser and not by any other means, including, by any form of general solicitation or general advertising.

PART C – REPRESENTATIONS AND WARRANTIES GIVEN BY THE COVENANTORS

Corporate Status

1.	The contents of Part A of Schedule 4 are true and accurate and complete as at the Completion Date.

2.	The Company has been duly incorporated and constituted, and is legally subsisting under the law of its place of incorporation, and there has been no resolution, petition or order for the winding-up of the Company and no receiver has been appointed in respect thereof or any part of the assets thereof, nor are any such resolutions, petitions, orders and appointments imminent or likely.

3.	No events or omissions have occurred whereby the constitution subsistence or corporate status of the Company has been or is likely to be adversely affected.

4.	The contents of Recitals (A) and (B) and Schedule 2 hereto as to the beneficial ownership of the Sale Shares are true, accurate and complete, and other than as set out in the said Recitals and/or Schedules, there are not in issue any other shares, debentures, warrants, options or securities of any description in the Company.

Business etc.

5.	The principal business activities and/or business scope of the Company and its subsidiaries (where appropriate) are as set out in Part A and Part C of Schedule 4.

6.	Other than the businesses stated in Part A and Part C of Schedule 4, none of the Company and its subsidiaries (where appropriate) carry on any other businesses.

7.	Save as Disclosed, the Company has full power, authority and legal right to own its assets and carry on its business and has conducted its business in all material aspects in accordance with all applicable laws and regulations of Hong Kong and any other jurisdiction in which it carries on business and there is no order, decree or judgment of any court or any governmental agency of Hong Kong or of any other jurisdiction in which it carries on business outstanding against the Company which may have a material adverse effect upon the assets or business of the Company taken as a whole.

8.	In respect of each of the said businesses being carried on:-

(a)	there are requisite corporate powers in respect thereof, all applicable legislation, rules and regulations have been complied with and observed, and there has been no breach or contravention of the same;

(b)	save as Disclosed and to the best of the knowledge and belief of, and after due and careful enquiries by, the Covenantors, all qualifications, registrations, licences, consents,

know-how or other approvals necessary for the proper conduct of business have been obtained and maintained and all such qualifications, registrations, licences, consents, know-how or approvals are valid and subsisting and the Covenantors know of no reason why any of them should be suspended, cancelled or revoked and no event or omission has occurred whereby any of the same or the renewal thereof is or likely to be thereby adversely affected, suspended or revoked;

(c)	to the best of the knowledge and belief of, and after due and careful enquiries by, the Covenantors, the said businesses and all qualifications, registrations, licences, consents and other approvals may continue to be carried on and held by the Company after and notwithstanding Completion; and

(d)	to the best of the knowledge and belief of, and after due and careful enquiries by, the Covenantors, the carrying on of such business in no way contravenes or infringes any third party rights including but not limited to patents, industrial designs, copyrights and trademarks.

9.	Save as Disclosed, all assets as stated in the Accounts are legally and beneficially owned by and vested in the Company and other than expressly stated to the contrary in this Agreement, are held free from all liens, charges, mortgages, contracts, options, lettings, leases, hire-purchases, licences, and encumbrances of whatever nature.

10.	All necessary steps (including registration of title and insurance) have been taken to preserve title and rights to all material assets of the Company. There is requisite corporate power in each case for the ownership of such assets.

11.	The Company has not:-

(a)	given or permitted to be outstanding any powers of attorney or authority (express or implied) to any party to enter into any contracts, commitments or transactions (other than the usual authority conferred on its directors in respect of the ordinary course of its business);

(b)	entered into any contracts, commitments or transactions other than on an arms-length basis and in the ordinary course of business;

(c)	entered into any agreement (whether by way of guarantee, indemnity, warranty, representation or otherwise) under which any of the Companies is under any actual or contingent liability in respect of :-

(i)	any disposal of its assets or business or any part thereof except such as are usual in the ordinary and proper course of its normal day to day trading as carried on at the date hereof; or

(ii)	the obligations of any other person;

(d)	entered into any material arrangements (contractual or otherwise) between any of the Companies and any party which shall or may be terminated or materially and prejudicially affected as a result of Completion or of compliance with any other provision of this Agreement;

(e)	entered into any contract which materially or adversely affecting its business or assets or restricts the freedom of the Company to carry on the business now carried on by it in any part of the world;

(f)	entered into any contracts, commitments or transactions which are unusual or onerous or of a long-term nature or which may involve obligations of a nature or magnitude calling for special mention or which cannot be fulfilled or performed in accordance with its terms without undue or unusual expenditure or efforts;

(g)	given any guarantee or indemnity otherwise than in the ordinary course of business of the Company which has not been released or satisfied except for any guarantees between the Companies the amount and nature of such liabilities (if any) having been Disclosed; or

(h)	breached or defaulted under any contracts, commitments or transactions in any way that would materially affect the financial position of the Group.

Accounts

12.	The Auditors have been instructed to prepare the Accounts. All endeavours have been (or, as the case may be, shall be) made and all assistance have been (or, as the case may be shall be) given to the Auditors for the purpose of completing the Accounts.

13.	The Accounts shall be (or, as the case may be, have been) prepared in accordance with generally accepted accounting principles and practice in Hong Kong and shall (or, as the case may be, do) comply with the Companies Ordinance and all other applicable legislation, they shall be (or, as the case may be, are) complete and accurate and not misleading, and show a true and fair view of the affairs and financial position of the Company as at, and the profits of the Company for the three financial years ended on, the Accounts Date.

14.	Adequate provisions shall be (or, as the case may be, have been) made in the Accounts in respect of all material liabilities (actual or contingent, liquidated or unliquidated, present or deferred), taxation, bad or doubtful debts, and all assets and stock which are to the best of the knowledge and belief of, and after due and careful enquiries by the Covenantors wholly or in part irrecoverable, lost or obsolete, any losses which may arise or have arisen since the Accounts Date, and any material capital commitments or liabilities undertaken or authorised as at the Accounts Date.

15.	All material assets of the Company of a wasting or depreciable nature shall be (or, as the case may be, are) stated in the Accounts after deduction of depreciation, and such depreciation being in amounts sufficient to write down such assets over their respective expected useful lives, and unless stated to the contrary in the Accounts, depreciation shall be (or, as the case may be, is) calculated on a straight line basis and a consistent depreciation policy shall be (or, as the case may be, has been) adopted over all material assets.

16.	All accounting records, vouchers, invoices, ledgers, contracts and memoranda and all other accounting documents of the Company and records of all transactions thereof are in the possession of the Company and have been properly and accurately written up, kept and maintained in accordance with generally accepted accounting practice and together shows a true and fair view of the affairs and financial position of the Company.

17.	Except as Disclosed, a consistent accounting policy has been adopted by the Company over the past three years immediately preceding the Accounts Date (or, from the date of incorporation when this is a shorter period) and there has been no material change thereof.

18.	The Company does not hold any security (including any guarantee or indemnity) which is not valid and enforceable against the grantor thereof in accordance with its terms.

19.	In relation to all financing arrangements to which any of the Companies is a party:

(a)	there has been no contravention of or non-compliance with any provision of any such document;

(b)	no steps for the enforcement of any encumbrances or early repayment of the indebtedness have been taken or threatened;

(c)	there has not been any alteration in the terms and conditions of any of the said arrangements or facilities all of which are in full force and effect and the Covenantors are not aware of any circumstances whereby the terms and conditions of any facilities might be prejudicial or which might give rise to any alteration in the terms or conditions;

(d)	nothing has been done or omitted to be done whereby the continuance of the said arrangements and facilities in full force and effect might be affected or prejudiced; and

(e)	none of the arrangements is dependent on the guarantee of or on any security provided by a third party or any of the Vendors or Covenantors.

20.	The total amount borrowed by the Company:

(a)	from its bankers does not exceed its overdraft facilities; and

(b)	from whatsoever source does not exceed any limitation on borrowing contained in the articles of association (or other equivalent constitutional documents) or any other deed or document binding on it.

21.	After taking into account the existing facilities available to it, the Company has sufficient working capital for the purposes of continuing to carry on its businesses in its present form and at present levels of turnover for the foreseeable future and for the purposes of carrying out and fulfilling in accordance with their terms all orders, projects and other contractual obligations and commitments which have been placed with or undertaken by the relevant member of the Group.

22.	Save as Disclosed, the profits and losses of the Company to be shown (or, as the case may be, shown) in the Accounts shall not have (or, as the case may be, have not) in any material respect been affected by any unusual or exceptional item or by any other matter which has rendered such profits or losses unusually high or low.

23.	The Accounts shall not be (or, as the case may be, are not) materially adversely affected by any unusual items which are not fully, completely and fairly disclosed in the Accounts in accordance with applicable regulation and general accounting principles and practices.

Events since the Accounts Date

24.	Save as Disclosed (if any), since the Accounts Date:

(a)	there has been no material adverse change in the financial condition or prospects of the Company and it has entered into transactions and incurred liabilities only in the ordinary course of trading;

(b)	no resolution of the Company in general meeting has been passed other than resolutions relating to the businesses usually resolved at annual general meetings which were not special business;

(c)	the Company has not declared, paid or made nor is proposing to declare, pay or make any dividend, bonuses or other distribution;

(d)	the financial year end of the Company has continued to be and has not changed from 31st December;

(e)	no event has occurred which would entitle any third party (with or without the giving of notice) to call for the repayment of indebtedness of the Company prior to its normal maturity date;

(f)	the business of the Company has been carried on in the ordinary and usual course and in the same manner (including nature and scope) as in the past, no fixed asset or stock has been written up nor any debt written off, and no unusual or abnormal contract has been entered into by the Company;

(g)	no asset of the Company has been acquired or disposed, or has been agreed to be acquired or disposed of, otherwise than in the ordinary course of business and there has been no disposal or parting with possession of any of its property, assets (including know-how) or stock in trade or any payments by the Company except in the ordinary course of business, and no contract involving expenditure by it on capital account has been entered into by the Company, and no liability has been created or has otherwise arisen (other than in the ordinary course of business as previously carried on) which would materially adversely affect the financial position of the Group;

(h)	there has been no disposal of any asset (including stock) or supply of any service or business facility of any kind (including a loan of money or the letting, hiring or licensing of any property whether tangible or intangible) by the Company in circumstances where the consideration actually received or receivable for such disposal or supply was less than the consideration which could be deemed to have been received for tax purposes;

(i)	no event has occurred which gives rise to a material tax liability to the Company or deemed (as opposed to actual) income, profits or gains which results or shall result in the relevant member of the Group becoming liable to pay or bear a tax liability directly or primarily chargeable against or attributable to another person, firm or company;

(j)	no remuneration (including bonuses) or benefit payable to any officer or employee of the Company has been increased nor has the Company undertaken any obligation to increase any such remuneration at any future date with or without retrospective effect which would materially adversely affect the financial position of the Group; and

(k)	such of the book debts shown in the Accounts and all other book debts arising since such time which have been realised since the Accounts Date have been realised at amounts not less than those shown in the Accounts or, in the case of subsequently arising book debts, their face amount, and no indication has been received that any debt now owing to the Company is bad or doubtful.

25.	To the best of the knowledge and belief of the Covenantors as at the date of this agreement, no circumstance exists whereby (whether by reason of an existing agreement of arrangement or otherwise) as a result of the acquisition of the Sale Shares by the Purchaser referred to in this Agreement:

(a)	any supplier of the Company shall cease, or be entitled to cease, supplying the Companies, or may substantially reduce its supplies to the Companies or shall vary the terms and conditions of such supplies to a material extent; or

(b)	any customer of the Company shall cease, or be entitled to cease to deal with it or may substantially reduce its existing level of business with it; or

(c)	any of the Company shall lose the benefit of any right or privilege which it now enjoys.

Material contracts

26.	Save as Disclosed, there is no now outstanding, and there has not at any time during the two years prior to the date of the Agreement been outstanding any material contract or arrangement to which the Company is a party and in which any of the Covenantors or any director of the Company, is or has been interested, whether directly or indirectly.

27.	The Company is not or shall not with the lapse of time become:

(a)	in default under any agreement or covenant to which it is a party or in respect of any other obligations or restrictions binding upon it; or

(b)	liable in respect of any breach of representation or warranty given under any agreement to which it is a party;

which would materially adversely affect the financial position of the Group.

28.	Save as Disclosed, no party to any agreement with or under an obligation to the Company is (a) in default under such agreement and obligation, being a default which would be material in the context of the financial or trading position and, there are no circumstances likely to give rise to such a default; or (b) incapable of performing such obligations or granting any rights thereunder.

29.	Each of the Covenantors is not aware of any invalidity, or of any grounds for determination, rescission, avoidance or repudiation, of any material agreement to which the Company is a party.

30.	All agreements or contracts which are material to the business or operation of or concerning the Company are valid and legally binding on the parties thereto and are enforceable in accordance with its terms and there are no provisions in such agreements or contracts which provide that they can be terminated as a result of a change in control of the Company or in the composition of the board of directors of the Company.

31.	The Company is not party to any contract, arrangements, or obligation which, whether by reason of its nature, term, scope, price or otherwise, is or is likely to be of material importance to its business, profits or assets, and which:

(a)	save as Disclosed, is not in the ordinary course of its business; or

(b)	is incapable of performance in accordance with its terms within six months of the date on which it was entered into or undertaken; or

(c)	is expected to result in a loss to that member of the Group on completion of performance; or

(d)	is of an onerous nature or cannot be fulfilled or performed by that member of the Group on time and without undue or unusual expenditure of money and effort.

32.	Save as Disclosed, no member of the Group is a party to any deed or arrangement which restricts its freedom to carry on the whole or any part of its business in any part of the world in such manner as it thinks fit.

Trading contracts and outstanding offers

33.	No member of the Group has not observed and performed all the terms and conditions on its part to be observed and performed under its trading contracts with both its customers and suppliers which would materially adversely affect the financial position of the Group.

34.	In respect of the contract entered into on or before the date of this Agreement, no member of the Group shall be required after the date of this Agreement to perform any work or purchase or supply any goods or services except on normal commercial terms under such contracts.

35.	No offer, tender or the like which is capable of being converted into an obligation of any member of the Group by an acceptance or other act of some other person is outstanding, except in the ordinary course of its business.

Taxation

36.	To the best of the knowledge and belief of, and after due and careful enquiries by the Covenantors, the Company has fully and punctually paid all taxes, duties and levies as the same became due and payable and the Company is not or is not likely to be subject to any tax penalties in all relevant jurisdictions;

37.	The Company has complied with the Inland Revenue Ordinance (Chapter 112 of the Laws of Hong Kong) and the Stamp Duty Ordinance (Chapter 117 of the Laws of Hong Kong) and all other applicable legislation in the relevant jurisdictions and has kept proper and full records for tax purposes and have punctually filed all tax returns (if required), and there is no pending disputes with the Inland Revenue Department or any other tax authorities in the relevant jurisdictions;

38.	All steps have been taken by the Company to preserve and secure all tax benefits and refunds; and

39.	Since the Accounts Date, no further liability or contingent liability for taxation has arisen otherwise than as a result of trading activities in the ordinary course of business of the Company.

Corporate Records and Procedures etc.

40.	The copies of the memorandum and articles of association (or equivalent constitutional documents) for the Company delivered to the Purchaser are true, complete and the current memorandum and articles of association of the relevant company.

41.	The Company has fully and punctually observed and complied with the Companies Act, the Companies Ordinance and/or the International Business Companies Act (Cap. 291 of the laws of the British Virgin Islands) (as the case may be) and all other applicable legislation in the relevant jurisdictions and all returns and documents required to be filed have been properly and punctually filed.

42.	All required corporate procedures and approvals have been duly complied with and obtained in respect of all acts and deeds of the Company and all such acts and deeds are valid and binding.

43.	The register of members and other statutory books and records of the Company have been properly kept and contain an accurate and complete record of the matters with which they are required to record under the applicable legislation and their constitutional documents.

44.	All charges against the Company (if any) have been registered in accordance with all applicable laws and regulations in the relevant jurisdictions.

45.	Save as Disclosed, all dividends or distributions declared, made or paid by the Company have been declared, made or paid in accordance with its articles of association or other constituent documents and all applicable laws and regulations in the relevant jurisdictions.

Directors, Staff and Service Contracts

46.	There is no engagement, service or employment contract to which the Company is a party which may not be terminated by the relevant company by giving 6 months’ notice and without payment of compensation (except statutory compensation).

47.	Save as Disclosed, there is no scheme or fund in respect of retirement, pension, health insurance, housing, bonus, incentive, share option or other benefits to directors, officers, staff, employees or any other party to which the Company is a party or in respect of which there is any obligations or liabilities, present or future, actual or contingent.

48.	All information supplied to the Purchaser regarding the employees of the Company is true, accurate and complete in all material respects.

49.	The Company has at all relevant times complied with all its obligations under statute in all material respects concerning the health and safety at work of its employees, formation of labour unions and provisions for and payment of employee salaries and union fees, there has, in the three years preceding the Completion Date, been no labour disputes or strikes that affected the business of the Group in any material manner and there are no material claims capable of arising or threatened or pending by any employee or third party in respect of any accident or injury which are not fully covered by insurance.

Disputes, Claims and Litigation

50.	Save as Disclosed (if any), there are no material disputes, claims, arbitration, litigation or other proceedings of a judicial or quasi-judicial nature to which the Company is a party or which is pending.

51.	Save as Disclosed (if any), there is no unsatisfied judgment, court order or tribunal or arbitral award outstanding against the Company and no distress, execution or process has been levied on any part of its business or assets.

52.	Save and except regular and sampling of investigation, assessment, examination, inquiry, the Company is not the subject of any investigation, assessment, examination, inquiry or enforcement proceedings or process by any governmental, administrative or regulatory body nor are the Covenantors aware of anything which is likely to give rise to any such investigation, inquiry, proceedings or process.

Intellectual property rights

53.	Save as Disclosed and to the best of the knowledge and belief of, and after due and careful enquiries by, the Covenantors, all of the Intellectual Property Rights currently owned and/or used by the Company in connection with each of their respective businesses are, as the case may be, properly owned by or licensed to it, and the relevant titles thereto or licences thereof are in full force and effect.

54.	None of the Intellectual Property Rights used by the Group is being challenged or opposed by any other person and no claim has been made by any other person in respect thereof.

55.	To the best of the knowledge and belief of, and after due and careful enquiries by, the Covenantors, the business of the Company as previously and now carried on, did not and does not, and is not likely to, infringe any Intellectual Property Right of any other person (or would not do so if the same were valid) and the Company has effected payment of licence fees and/or royalties in respect of any Intellectual Property Rights it is licensed to use.

Environmental and safety laws

56.	The Company has not been in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety in any material respects, and to the Covenantors’ knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

Insolvency/Winding up

57.	No order has been made and/or, as the case may be, no resolution has been passed for the winding up or, as the case may be, bankruptcy of the Company or the Covenantors or for a provisional liquidator or, as the case may be, receiver to be appointed in respect of any of them and no petition has been presented and/or no meeting has been convened for the purpose of winding up or, as the case may be, bankruptcy of the Company, the Vendors or the Covenantors.

Authorisation and Accuracy of Information Provided

58.	All information contained in this Agreement (including the recitals) is true and accurate in all material aspects.

59.	All information contained in this Agreement or in the documents referred to herein and therein and all other information concerning the Group and/or any part or parts of its business operations, assets and liabilities (actual or contingent) supplied in the course of the negotiations leading to this Agreement to the Purchaser or its professional advisers by the officers and employees of any of the Group Companies prior to this Agreement was when given, and is at the date hereof, complete, true and accurate in all material respects and there is no fact, matter or circumstance which has not been fully, fairly and completely disclosed in writing to the Purchaser or its professional advisers which renders any such information untrue, inaccurate or misleading at the date of this Agreement or which if fully, fairly and completely disclosed might reasonably be expected to affect the willingness of the Purchaser to proceed to Completion.

60.	The Covenantors have all necessary power and capacity to enter into this Agreement and to perform all obligations and duties hereunder without the consent, approval, permission, licence or concurrence of any third party and this Agreement shall, when executed, constitute legal, valid and binding obligations on each of the Covenantors in accordance with its terms subject only to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally.

61.	The execution, delivery and performance of this Agreement by the Covenantors and the consummation of the transactions contemplated hereby and thereby do not, and shall not, directly or indirectly:

(a)	contravene any provisions of the memorandum and articles of association or other organizational documents and resolutions of any member of the Group;

(b)	violate or conflict with any law or order applicable to any member of the Group or any of its or their businesses or properties in any material respects;

(c)	(with or without the giving of notice or lapse of time, or both), conflict with, result in a breach of any provision of, constitute a default under, result in the modification or cancellation of, or give rise to any right of termination or acceleration of any obligations of any member of the Group under the provisions of any agreement, arrangement or understanding to which such member of the Group is a party or by which it is bound in any material respects; and

(d)	the execution of this Agreement and the consummation of the transactions contemplated hereby shall not result in the breach or cancellation or termination of any of the terms or conditions of or constitute a default under any agreement, commitment or other instrument to which the Company is a party, or by which the Company or its property or assets may be bound or affected or violates any laws, regulations, orders, decree or otherwise.

SCHEDULE 6

APPLICATION FOR SHARES

To:	The Board of Directors

Gushan Environmental Energy Limited (the “Company”)

Dear Sirs,

We, the undersigned, hereby apply to subscribe for [*] shares (“Shares”) of HK$0.10 each in the capital of the Company to be allotted and issued, credited as fully paid up pursuant to an agreement for the sale and purchase of shares in Carling Technology Limited dated [*] 2007 entered into among Yu Jianqiu, Chen Zihong, Chen Gonghao, Po Sang Group Limited, Good Concept Investment Limited, Peace Shine Limited, Ideanew Profits Limited, Bentley Development Limited, Tiger Global Private Investment Partners III, L.P., Tiger Global, L.P., Feroz Dewan, Neeraj Chandra, Touradji Global Resources Master Fund, Ltd., Blue Ridge China Partners, L.P., J&K Group Management Limited, Tiger Global II, L.P., Tiger Global, Ltd., KTB/UCI China Ventures I Limited, United Capital Investment China Venture IV Limited, United Capital Investment China Venture V Limited, UCI Gushan Limited, Billion Ally International Limited, Carling Technology Limited and the Company.

We agree to accept the Shares subject to the terms of the Memorandum and Articles of Association of the Company and authorise you to place our name in the Register of Members of the Company as the holder of the Shares. For this purpose, please note our corporate particulars set out below:

Name	[•]

Address	[•]

Occupation	[•]

Dated this                         day of                     , 2007.

For and on behalf of

[Name of the Vendor]

Authorised Signature(s)

SCHEDULE 7

INSTRUMENT OF TRANSFER FOR CONSIDERATION SHARES

Carling Technology Limited

(Incorporated in the British Virgin Islands with limited liability)

We, [•] (the “Transferor”) of [•] in consideration of the issue and allotment of [•] shares of HK$0.10 each in the capital of Gushan Environmental Energy Limited of Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman, KY1-1111, Cayman Islands (the “Transferee”), do hereby transfer to the Transferee the [•] shares of US$1.00 each standing in our name in the Register of Carling Technology Limited to hold unto the said Transferee, its executors, administrators or assigns, subject to the conditions upon which we hold the same at the time of execution hereof. And we, the Transferee, do hereby agree to take the said shares subject to the same conditions.

As witness our hands the                      day of                     , 2007.

Signed by the Transferor in the	)	For and on behalf of
Presence of:	)	[•]
)
Name	)
Address	)
	)	Director
Transferor

Signed by the Transferee in the	)	For and on behalf of
Presence of:	)	Gushan Environmental Energy
	)	Limited
)
Name	)
Address	)
	)	Director
Transferor

SCHEDULE 8

NEW INVESTOR RIGHTS AGREEMENT

SCHEDULE 9

U.S. INTERNAL REVENUE SERVICE FORM 8832

SCHEDULE 10

ELEGIBILITY REPRESENTATIONS OF CERTAIN VENDORS AND NOTEHOLDERS

A.	ACCREDITED INVESTOR STATUS FOR ENTITIES

(Please check the applicable subparagraphs):

1.☐ We are either: a bank as defined in Section 3(a)(2) of the Securities Act acting in its individual or fiduciary capacity; a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the U.S. Securities Exchange Act of 1934; an insurance company as defined in Section 2(13) of the Securities Act; an investment company registered under the U.S. Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of the Securities Act; a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the U.S. Small Business Investment Act of 1958; an employee benefit plan within the meaning of Title I of the U.S. Employee Retirement Income Security Act of 1974 (“ERISA”) and (i) the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company or registered investment adviser, or (ii) the employee benefit plan has total assets over $5,000,000, or (iii) the employee benefit plan is self directed and its investment decisions are made solely by persons that are accredited investors (within the meaning of Rule 501(a) under the Securities Act); a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, and such plan has assets in excess of $5,000,000.

2.☐ We are a private business development company as defined in Section 202(a)(22) of the U.S. Investment Advisers Act of 1940.

3.☐ We are an organization described in Section 501(c)(3) of the U.S. Internal Revenue Code, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the securities being offered, with total assets in excess of $5,000,000.

4.☐ We are a trust with total assets in excess of $5,000,000, that was not formed for the specific purpose of purchasing the securities being offered and whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of investing in the Purchaser.

5.☐ We are an entity in which all of the equity owners are accredited investors (within the meaning of Rule 501(a) under the Securities Act).

B.	ACCREDITED INVESTOR STATUS FOR INDIVIDUALS

(Please check the applicable subparagraphs):

1.☐ I am a director or executive officer of the Purchaser.

2.☐ I am a natural person and have a net worth, either alone or with my spouse, of more than $1,000,000.

3.☐ I am a natural person and had income in excess of $200,000 during each of the previous two years and reasonably expect to have income in excess of $200,000 during the current year, or joint income with my spouse in excess of $300,000 during each of the previous two years and reasonably expect to have joint income in excess of $300,000 during the current year.

You are entitled to rely upon the representations, warranties, agreements and acknowledgements contained in this Schedule 10, and you are irrevocably authorised to produce this schedule or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Name:

By
Name:
Title:

IN WITNESS whereof the parties hereto have executed this Agreement the day and year first above written.

SIGNED, SEALED AND DELIVERED by	)
YU JIANQIU	)	/s/ YU JIANQIU
in the presence of:-)

SIGNED, SEALED AND DELIVERED by	)
CHEN ZIHONG	)	/s/ CHEN ZIHONG
in the presence of:-)

SIGNED, SEALED AND DELIVERED by	)
CHEN GONGHAO	)	/s/ CHEN GONGHAO
in the presence of :-)

SIGNED by	)
for and on behalf of	)
PO SANG GROUP LIMITED	)	/s/ PO SANG GROUP LIMITED
in the presence of:-)

SIGNED by	)
for and on behalf of	)
GOOD CONCEPT INVESTMENTS LIMITED	)	/s/ GOOD CONCEPT INVESTMENTS LIMITED
in the presence of:-)

SIGNED by	)
for and on behalf of	)
PEACE SHINE LIMITED	)	/S/ PEACE SHINE LIMITED
in the presence of :-)

SIGNED by	)
for and on behalf of	)
IDEANEW PROFITS LIMITED	)	/s/ IDEANEW PROFITS LIMITED
in the presence of:-)

SIGNED by	)
for and on behalf of	)
BENTLEY DEVELOPMENT LIMITED	)	/s/ BENTLEY DEVELOPMENT LIMITED
in the presence of:-)

SIGNED by	)
for and on behalf of	)
TIGER GLOBAL PRIVATE INVESTMENT	)
PARTNERS III, L.P.	)
in the presence of:-)

/s/ TIGER GLOBAL PRIVATE INVESTMENT PARTNERS III, L.P.

SIGNED by	)
for and on behalf of	)
TIGER GLOBAL, L.P.	)	/s/ TIGER GLOBAL, L.P.
in the presence of:-)

SIGNED by	)
for and on behalf of	)
TIGER GLOBAL II, L.P.	)	/s/ TIGER GLOBAL II, L.P.
in the presence of:-)

SIGNED by	)
for and on behalf of	)
TIGER GLOBAL, LTD.	)	/s/ TIGER GLOBAL, LTD.
in the presence of:-)

SIGNED, SEALED AND DELIVERED by	)
FEROZ DEWAN	)	/s/ FEROZ DEWAN
in the presence of:-)

SIGNED, SEALED AND DELIVERED by	)
NEERAJ CHANDRA	)	/s/ NEERAJ CHANDRA
in the presence of:-)

SIGNED by	)
for and on behalf of	)
TOURADJI GLOBAL RESOURCES	)
MASTER FUND, LTD.	)
in the presence of:-)

/s/ TOURADJI GLOBAL RESOURCES MASTER FUND, LTD.

By:
BLUE RIDGE CHINA PARTNERS, L.P.	)
By: Blue Ridge China Holdings L.P.,	)
its General Partner	)
By: Blue Ridge Capital Offshore Holdings LLC,	)
its General Partner	)
By:	)
Name:	)
Title:	)
in the presence of:	)

SIGNED by	)
for and on behalf of	)
J&K GROUP MANAGEMENT LIMITED	)	/s/ J&K GROUP MANAGEMENT LIMITED
in the presence of:-)

SIGNED by	)
for and on behalf of	)
KTB/UCI CHINA VENTURES I LIMITED	)	/s/ KTB/UCI CHINA VENTURES I LIMITED
in the presence of:-)

SIGNED by	)
for and on behalf of	)
UNITED CAPITAL INVESTMENT CHINA	)
VENTURE III LIMITED	)
in the presence of:-)

/s/ UNITED CAPITAL INVESTMENT CHINAVENTURE III LIMITED

SIGNED by	)
for and on behalf of	)
UNITED CAPITAL INVESTMENT CHINA	)
VENTURE IV LIMITED	)
in the presence of:-)

/s/ UNITED CAPITAL INVESTMENT CHINAVENTURE IV LIMITED

SIGNED by	)
for and on behalf of	)
UNITED CAPITAL INVESTMENT CHINA	)
VENTURE V LIMITED	)
in the presence of:-)

/s/ UNITED CAPITAL INVESTMENT CHINAVENTURE V LIMITED

SIGNED by	)
for and on behalf of	)
UCI GUSHAN LIMITED	)
in the presence of:-)

/s/ UCI GUSHAN LIMITED

SIGNED by	)
for and on behalf of	)
BILLION ALLY INTERNATIONAL LIMITED	)
in the presence of:-)

/s/ BILLION ALLY INTERNATIONAL LIMITED

SIGNED by	)
for and on behalf of	)
GUSHAN ENVIRONMENTAL ENERGY	)
LIMITED	)
in the presence of :-)

/s/ GUSHAN ENVIRONMENTAL ENERGY LIMITED

SIGNED by	)
for and on behalf of	)
CARLING TECHNOLOGY LIMITED	)
in the presence of:-)

/s/ CARLING TECHNOLOGY LIMITED